UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011

GRYPHON GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N. Nevada Street
Carson City, Nevada 89703
(Address of principal executive offices)  (Zip Code)

 (604) 261-2229
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 27, 2011, Gryphon Gold Corporation (the “Registrant”) entered into an agency agreement (the “Agency Agreement”) with Acumen Capital Finance Partners Limited (“Acumen”) and Roth Capital Partners, LLC (“Roth”, and together with Acumen, the “Agents”) pursuant to which the Agents agreed to act as the exclusive agents of the Registrant to offer 3,000 units (“Units”) of the Registrant on a private placement basis at the price of CAD$1,000.00 per Unit for aggregate gross proceeds to the Registrant of approximately CAD$3,000,000 (the “Private Placement”).  Each Unit was comprised of 10% subordinated secured notes maturing on July 28, 2012 (“Debentures”), each with a principal face value of CAD$1,000, and 1,500 warrants (“Warrants”) to acquire one share of common stock of the Registrant at a price of US$0.20.   Pursuant to the Agency Agreement, in consideration for services rendered by the Agents, the Registrant agreed to pay the Agents a fee equal to the amount of 6% of the aggregate gross proceeds of the Private Placement, totaling CAD$180,000.  Also in consideration for services rendered by the Agents, the Registrant agreed to issue to the Agents upon closing an aggregate number of broker warrants equal to 5% of the number of warrants issued under the Private Placement.  In connection with the closing of the Private Placement, pursuant to the broker warrants, Acumen and Roth were each given the right to purchase 112,500 shares of common stock of the Registrant at a price per share of US$0.20, with an expiry date of January 27, 2013.

On July 27, 2011, the Registrant entered into certain debenture and purchase agreements (“Purchase Agreements”) with purchasers of the Units of the Registrant offered by private placement pursuant to the Agency Agreement (each, a “Purchaser”).  Pursuant to the Purchase Agreements, the Registrant agreed to issue and sell to each Purchaser, and each Purchaser agreed to purchase from the Registrant, a number of Units for the purchase price of CAD$1,000 per Unit for aggregate gross proceeds to the Registrant of CAD$3,000,000.  Under the terms of the Purchase Agreement, the Registrant agreed to grant, for the benefit of the Purchaser, as secured party, a security interest in certain of its property and assets, including a pledge of 100% of the issued and outstanding shares of common stock of Borealis Mining Company.

On July 27, 2011, in connection with the Private Placement, the Registrant entered into a note indenture  (“Note Indenture”) with Computershare Trust Company of Canada (“Trustee”) providing for the terms and conditions upon which the Debentures were to be created, issued and held, as well as the rights of the Purchasers of the Debentures, the Registrant and the Trustee. Under the Note Indenture, the Debentures are not redeemable at the option of the Registrant at any time.  In the event of a Change of Control (as defined in the Note Indenture), the Registrant will be required to make an offer to purchase, within 30 days following the completion of the Change of Control, of all of the Debentures for cash at a price equal to 110% of the principal amount plus accrued and unpaid interest.  If Holders holding 90% or more of the outstanding Debentures choose to accept the Registrant’s offer, the Registrant will have the right to redeem all of the Debentures remaining outstanding.  Pursuant to the Note Indenture, the Debentures will be secured and will be subordinated to the Registrant’s current and future senior secured debt.  The Registrant has the right at any time to purchase any or all of the Debentures by tender or by private contract.

On July 27, 2011, in connection with the Private Placement, the Registrant entered into a pledge and security agreement (“Pledge and Security Agreement”) with Trustee as trustee to the holders (“Holders”) of the Debentures.    Pursuant to the Pledge and Security Agreement, the Registrant agreed to grant Trustee, for the benefit of the Holders, a lien on and security interest in all of the Registrant’s right, title and interest in various collateral, including inventory, equipment, receivables, contract rights, investment properties, other properties and proceeds, in addition to 100% of the issued and outstanding shares of common stock of Borealis Mining Company.

The foregoing descriptions of the Agency Agreement, the Purchase Agreements, the Note Indenture and the Pledge and Security Agreement are qualified in their entirety by the copies of each, which are filed as Exhibit 10.1, 10.2, 4.1, and 4.2, respectively, to this Current Report on Form 8-K and which are hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

As set forth under Item 1.01 of this Current Report on Form 8-K, which information is incorporated by reference in response to this Item 2.03, on July 27, 2011, the Registrant issued the Debentures pursuant to the Note Indenture.    The Debentures will bear a 10% interest per annum from the date of issue, and are payable quarterly in arrears in equal installments on March 31, June 30, September 30 and December 31 of each year, with the first payment being made on September 30, 2011.  Upon the occurrence of an Event of Default (as defined in the Note Indenture), the principal amount of and accrued and unpaid interest on, all outstanding Debentures will be immediately due and payable upon declaration by Trustee or the Holders.  Pursuant to the Note Indenture, if the Event of Default relates to a judgment of bankruptcy or insolvency of the Registrant or its subsidiary Borealis Mining Company, the principal amount of, and accrued and unpaid interest on, all outstanding Debentures will be due and payable immediately without any declaration or other action by the Trustee or the Holders.  In this event, the Registrant will be required to pay Trustee the amount of principal and accrued and unpaid interest on the Debentures and all other fees and expenses applicable under the Note Indenture, together with interest.

Item 3.02	Unregistered Sale of Equity Securities.

As set forth under item 1.01 of this Current Report on Form 8-K, which information is incorporated by reference in the response to this Item 3.02, on July 27, 2011, the Registrant issued 3,000 Units of Debentures and 1,500 warrants (the “Offered Securities”).  The Offered Securities were issued pursuant to an exemption from registration in reliance on Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.

On July 27, 2011, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing the closing of the Private Placement.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Exhibits.

Exhibit	Description
4.1	Note Indenture, dated July 27, 2011
4.2	Pledge and Security Agreement, dated July 27, 2011
4.3	Form of Warrant
10.1	Agency Agreement, dated July 27, 2011
10.2	Form of Debenture and Purchase Agreement, dated July 27, 2011
99.1	Press Release, dated July 27, 2011*

* The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION. (Registrant)

Dated: August 1, 2011	By: /s/ John L. Key John L. Key Chief Executive Officer